Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 21, 2021, with respect to the financial statements included in the Annual Report of National Bank Holdings Corporation Employee Stock Purchase Plan on Form 11-K for the year ended February 28, 2021. We consent to the incorporation by reference of said report in the Registration Statement of National Bank Holdings Corporation on Form S-8 (File No. 333-204071).

/s/ GRANT THORNTON LLP

St. Louis, Missouri

May 21, 2021